Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012, with respect to the financial statements of Organovo, Inc., appearing in the Current Report on Form 8-K/A of Organovo Holdings, Inc., for the year ended December 31, 2011 and for the period from Inception (April 19, 2007) through December 31, 2011.

/s/  Mayer Hoffman McCann P.C.

San Diego, California

May 10, 2012